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                                                                 EXHIBIT 10.1.24

TO:       John Martin, Chairman
          Board of Directors
          Newriders, Inc.

FROM:     Cyril Doyle
          Leon Hatcher
          Michael Purcell

SUBJECT:  Return of Common Stock to Corporate Treasury

Dear John:

In consideration of Newriders Inc.'s agreement to acquire all of the stock of Paisano Publications, Inc. And its affiliated companies, we, the undersigned, do hereby agree that we will transfer to the Corporate Treasury of Newriders, Inc. all right,title and interest to any shares of common stock of Newriders, Inc. that we presently hold in our individual names, or in which we otherwise have a beneficial interest, or over which we have control, totalling not less than Four Million Three Hundred Twelve Thousand, Four Hundred Eight (4,312,480) shares. Such transfer will leave us collectively with a total of Three Million One Hundred Sixty Thousand (3,160,000) shares of such common stock (the "Retained Shares"). The Retained Shares will be divided among us by separate agreement as we deem acceptable.

The transfer of shares by the undersigned to the Corporate Treasury will take place concurrently with the completion of the pending acquisition of all of the stock of Paisano, Inc. by Newriders, Inc. The date of the transfer is further subject to the time and stock price restrictions previously agreed to by you and Mr. Doyle, with reference to the "Form A" contract. Such "Form A" contract has been entered into by Mr. Doyle, Mr. Hatcher, and Mr. Purcell prior to the herein agreed upon surrender and return of stock to the Corporate Treasury.

This Agreement supersedes and replaces the memo from the undersigned to you dated January 28, 1998.

Dated: February 9, 1998


/s/ CYRIL DOYLE                                 /s/ LEON HATCHER
----------------------------                    ---------------------------
Cyril Doyle                                     Leon Hatcher


/s/ MICHAEL PURCELL
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Michael Purcell